EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of First American Railways, Inc.

         We hereby consent to the incorporation by reference in the Registration Statement No. 333-19407 on Form S-8 of First American Railways, Inc. (the "Company"), of our report dated January 14, 1997, except for Note 9 which is as of March 13, 1997, relating to the financial statements of the Company, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.


                                                BDO Seidman, LLP
                                                --------------------------------
Miami, Florida                                  BDO SEIDMAN, LLP
March 27, 1997